UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 30, 2026

Date of Report

(Date of earliest event reported)

AGCO CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway

Duluth, Georgia 30096

(Address of principal executive offices, including Zip Code)

770 813-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2026, AGCO Corporation (the “Company”) announced a restructuring of its executive leadership that simplifies the organization, strengthens accountability and reduces the team by one member. A copy of the press release announcing the changes is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As part of the consolidation of the executive leadership, Torsten Dehner, Senior Vice President and General Manager, Global Fendt/Valtra and Product Management, will step down from his current role effective October 5, 2026, and will remain with the company based in Switzerland to support the transition.

Following the cessation of his employment, Mr. Dehner will be entitled to the severance benefits described in his Employment Agreement with AGCO International GmbH dated January 1, 2020 (filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025), subject to his continued compliance with the restrictive covenants contained therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 5, 2026.
104	Cover Page Interactive Data File - the cover page from this current report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Indira Agarwal
Indira Agarwal Senior Vice President and Chief Financial Officer

Dated: October 5, 2026